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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in the Registration Statement (Form S-8) for the registration of 624,224 shares of DTM Corporation's common stock pertaining to the DTM Corporation Equity Appreciation Plan, of our report dated February 13, 1997 (except for the stock split information in Note 1, as to which the date is April 2, 1997), with respect to the consolidated financial statements of DTM Corporation included in the Company's prospectus dated May 2, 1997, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Austin, Texas
May 5, 1997